UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ECOST.COM, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0843777
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2555 West 190th Street, Suite 106
Torrance, California	90504
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates: 333-115199.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to Be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.001 per share (“Common Stock”), of eCost.com, Inc., a Delaware corporation (“eCost”), to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus which constitutes part of eCost’s Registration Statement on Form S-1 (File No 333-115199) initially filed with the Securities and Exchange Commission on May 5, 2004, as amended from time to time, and is incorporated herein by reference.

Item 2.    Exhibits.

The documents listed below are filed as exhibits to this Registration Statement.

Exhibit Number	Description
3.1*	Amended and Restated Certificate of Incorporation
3.2*	Amended and Restated By-laws
4.1*	Specimen Certificate of Registrant’s Common Stock, par value $0.001 per share

* Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-115199).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ECOST.COM, INC.

Dated: July 27, 2004	By:	/s/ Adam W. Shaffer
	Name:	Adam W. Shaffer
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number		Description

3.1	*	Amended and Restated Certificate of Incorporation

3.2	*	Amended and Restated By-laws

4.1	*	Specimen Certificate of Registrant’s Common Stock, par value $0.001 per share

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-115199).